UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2005

COMMERCIAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

NEBRASKA	1-11515	47-0658852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13220 CALIFORNIA STREET, OMAHA, NEBRASKA	68154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (402) 554-9200

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMERCIAL FEDERAL CORPORATION

FORM 8-K

CURRENT REPORT

Item 8.01 Other Events:

On August 10, 2005, Commercial Federal Bank, a Federal Savings Bank (the “Bank”) and wholly-owned subsidiary of Commercial Federal Corporation (the “Registrant”), received $5.6 million from the United States government relating to a supervisory goodwill claim. This award relates to a lawsuit the Bank had assumed in its merger with Mid Continent Bancshares, Inc. (“Mid Continent”), a 1998 acquisition, against the United States government relating to a supervisory goodwill claim filed by the former Mid Continent. On January 29, 2004, the Bank was awarded these damages pursuant to this claim. Also on August 10, 2005, the Bank paid legal fees approximating $1.1 million pursuant to this lawsuit. Accordingly, the net pre-tax amount of $4.5 million ($2.9 million after-tax, or $.07 per diluted share) will be recorded in other income by the Corporation during the third quarter ended September 30, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL FEDERAL CORPORATION
(Registrant)

Date: August 15, 2005	/s/ David S. Fisher
David S. Fisher
Executive Vice President and
Chief Financial Officer
(Duly Authorized Officer)

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